                                                                     Exhibit 2.4

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER,  dated as of May 13, 2005 (this "Agreement"), between Friends  Acquisition,  Inc., a Delaware  corporation (the "Corporation")
and Friendsand LLC, a Delaware limited liability company (the "LLC").

                                   WITNESSETH:

     WHEREAS,  the Corporation  desires to acquire all the assets, and to assume all of the liabilities and obligations,  of LLC by means of a merger of LLC with and into the Corporation,  with the Corporation being the surviving  corporation
(the "Merger");

     WHEREAS,  the  Corporation is a wholly-owned  subsidiary of  Relationserve,
Inc., a Delaware corporation (the "Parent");

     WHEREAS, Stacy McCall is the sole member of LLC (the "Member");

     WHEREAS,  Section 18-209 of the Delaware Limited  Liability  Company Act, 6
Del.C.  ss.18-101,  et seq.  (the  "LLC  Act") and  Sections  251 and 264 of the
Delaware  General  Corporation Law (the "DGCL"),  authorize the merger of one or more Delaware limited liability companies into another Delaware corporation;

     WHEREAS,  simultaneously  with the Merger, the Corporation shall change its
name  to  Friendsand,  Inc.  (the  "Surviving  Corporation"),   which  Surviving
Corporation  shall be the  surviving  entity and  continue  its  existence  as a
Delaware corporation and a wholly-owned subsidiary of the Parent; and

     WHEREAS, the stockholders and Board of Directors of the Corporation and the
Member have approved this Agreement and the consummation of the Merger.

     NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER.

     (a) At the Effective Time, LLC shall be merged,  the separate  existence of
LLC shall  cease and the  Corporation  shall  change  its name to the  Surviving
Corporation,  which  Surviving  Corporation  shall be the  surviving  entity and continue its existence as a Delaware  corporation and a wholly-owned  subsidiary of the Parent;

     (b) EFFECTIVE TIME OF MERGER. The Merger shall become effective on the date that a  Certificate  of Merger with respect to the Merger is accepted for filing by the Office of the Secretary of State of Delaware (the  "Effective  Time") and
make all other filings or recordings  required by the Delaware limited liability company law and the Delaware  General  Corporation  Law in  connection  with the
Merger.

     SECTION 1.02. MERGER CONSIDERATION.

     (a) At the Effective Time:

          (i) the Member shall receive:  cash in the amount of $150,000 from the
     Parent ("Cash Payment"); a five-year promissory note, made by the Parent in favor of the Member, in the principal amount of $700,000,  which note shall accrue  interest  at a rate of six (6%)  percent per annum;  and  4,500,000 shares of the common  stock,  par value  $.0001  per  share,  of the Parent
     ("Stock") in exchange for 100 membership units of LLC, which constitute all of the Member's membership interest in LLC.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.01.  BYLAWS;  CERTIFICATE OF  INCORPORATION.  The  certificate of incorporation  of  the  Corporation,  as in  effect  immediately  prior  to  the
Effective  Time,  shall be the  certificate  of  incorporation  of the Surviving
Corporation unless and until thereafter amended in accordance with its terms and applicable law. The bylaws of the Corporation as in effect  immediately prior to the Effective Time shall be the bylaws of the Surviving  Corporation  unless and until thereafter amended in accordance with applicable law.

     At the  Effective  Time the name of the  Corporation  shall  change  to the
Surviving Corporation.

                                  ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     SECTION 3.01. TRANSFER,  CONVEYANCE AND ASSUMPTION.  At the Effective Time,
the Corporation  shall continue in existence as the Surviving  Corporation,  and without further transfer,  succeed to and possess all of the rights,  privileges and powers of LLC,  and all of the  assets and  property  of  whatever  kind and character of LLC shall vest in the Surviving  Corporation without further act or deed;  thereafter,  the  Surviving  Corporation,  shall be liable for all of the liabilities and obligations of LLC, and any claim or judgment against LLC may be enforced against the Surviving  Corporation in accordance with Section 18-209 of the LLC Act and Section 264 of the DGCL.

     SECTION 3.02.  FURTHER  ASSURANCES.  If at any time the  Corporation  shall consider or be advised that any further  assignment,  conveyance or assurance is

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necessary or advisable  to vest,  perfect or confirm of record in the  Surviving
Corporation the title to any property or right of LLC, or otherwise to carry out the provisions  hereof,  the proper  representatives  of LLC as of the Effective
Time shall  execute  and  deliver  any and all proper  deeds,  assignments,  and assurances  and do all  things  necessary  or proper to vest,  perfect or convey title to such property or right in the Surviving  Corporation,  and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION  4.01.  AUTHORIZED  PERSON.  Jonathan  Honig,  the President of the
Corporation,  shall be  authorized,  at such time in his sole  discretion  as he deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the  name  of the  Corporation  any  and all  documents  and  instruments including, without limitation, the certificate of incorporation of the Surviving
Corporation and the Certificate of Merger,  and shall do and perform any and all acts required by applicable law which the Surviving  Corporation deems necessary or advisable, in order to effectuate the Merger.

     SECTION   4.02.   SURVIVAL   OF   REPRESENTATIONS   AND   WARRANTIES.   The
representations  and warranties and agreements  contained in any  certificate or other writing delivered  pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     SECTION 4.03.  AMENDMENTS;  NO WAIVERS. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if,  and only if,  such  amendment  or waiver is in  writing  and  signed by the
Corporation and by Acquisition.

     (b) No failure or delay by any party hereto in exercising any right,  power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial  exercise  thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided  shall be  cumulative  and not  exclusive  of any  rights  or  remedies provided by law.

     SECTION  4.04.  INTEGRATION.   All  prior  or  contemporaneous  agreements,
contracts,   promises,   representations,   and  statements,   if  any,  between
Acquisition and the Corporation, or their representatives,  are merged into this
Agreement,  and this Agreement shall constitute the entire understanding between
Acquisition and the Corporation with respect to the subject matter hereof.

     SECTION 4.05.  SUCCESSORS  AND ASSIGNS.  The  provisions of this  Agreement shall be binding  upon and inure to the benefit of the parties  hereto and their respective successors and assigns,  provided that no party may assign,  delegate or otherwise  transfer  any of its rights or  obligations  under this  Agreement without the consent of the other party hereto.

     SECTION  4.06.   GOVERNING  LAW.  This  Agreement  shall  be  construed  in accordance  with and  governed by the  internal  laws of the State of  Delaware, without reference to principles of conflicts of law.

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     SECTION 4.07. COUNTERPARTS;  EFFECTIVENESS. This Agreement may be signed in any number of  counterparts,  each of which shall be an original,  with the same effect as if the  signatures  thereto and hereto were upon the same  instrument.
This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

                            [Signature Pages Follow.]

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               [Signature Page of the Agreement and Plan of Merger
            by and between Friends Acquisition, Inc. and Friends LLC]

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the
13th day of May, 2005.

                                         FRIENDS ACQUISITION, INC,
                                         a Delaware corporation

                                         By: /s/ Jonathan Honig
                                             --------------------------------
                                               Name: Jonathan Honig
                                               Title: President

                                         FRIENDSAND LLC,
                                         a Delaware limited liability company

                                         By: /s/ Stacy McCall
                                             --------------------------------
                                               Name: Stacy McCall
                                               Title: Sole Member